                  (TANDY BRANDS ACCESSORIES, INC. LETTERHEAD)

TANDY BRANDS ACCESSORIES, INC.               INVESTOR RELATIONS:
J.S.B. Jenkins                               Integrated Corporate Relations
President/Chief Executive Officer            Brian Yarbrough (562) 256-7050
(817) 548-0090                               MEDIA RELATIONS:
britt_jenkins@tandybrands.com                Monarch Communications, Inc.
                                             Jeff Siegel (516) 569-6144


             TANDY BRANDS ACCESSORIES REPORTS STRONG FOURTH QUARTER
                          AND FISCAL YEAR 2003 RESULTS

         o Fourth quarter sales increased 15% to $51.2 million, and operating income increased 50% to $1.7 million.

         o Full year sales increased 9% to $224.5 million, and operating income increased 15% to $15.4 million.

         o Company declares its first quarterly dividend of $0.025 per share.

ARLINGTON, TEXAS, AUGUST 13, 2003 - TANDY BRANDS ACCESSORIES, INC. (NASDAQ NM:
TBAC) today reported financial results for the fourth quarter and fiscal year ended June 30, 2003.

For the fourth quarter of fiscal 2003, net sales rose 15% to $51.2 million when compared to $44.4 million in the prior period last year. Net income for the fourth quarter 2003 was $663,000, or $0.11 per diluted share compared to net income of $322,000 or $0.05 per diluted share for the same period last year.

For the fiscal year ended June 30, 2003, net sales rose 9% to $224.5 million compared to $205.8 million for fiscal 2002. Net income for fiscal year 2003 was $7.1 million, or $1.18 per diluted share compared to $6.3 million, or $1.08 per diluted share in fiscal 2002. Net income results for the fiscal year 2003 include a first quarter non-cash charge, net of income taxes, of $581,000, or $0.10 per diluted share, related to the cumulative effect of the accounting change for the adoption of Statement of Financial Accounting Standards No. 142.

J.S.B. Jenkins, president and chief executive officer, stated, "We are extremely pleased with our superior performance during the fourth quarter and the fiscal year 2003 considering the tough retail climate. Our fourth quarter earnings per share came in 22% above the high end of our guidance due to strong sales performances in both our men's and women's businesses. In addition, this year's women's fashion accessory trends have been very strong which increased our sales both in mass merchant accessories as well as our branded women's handbags, belts and personal leather goods."

The Board of Directors has declared the company's first quarterly dividend. The dividend of $0.025 per share will be payable to shareholders of record as of September 30, 2003.

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Mr. Jenkins concluded, "We are pleased to be able to return profits to our shareholders through a dividend and believe this demonstrates our confidence in the company's continued financial strength. We look forward to continuing the momentum into fiscal 2004 being driven by the power of our stable of brands, which includes LEVI'S(R), DOCKERS(R), JONES NEW YORK(R), HAGGAR(R), ROLFS(R), AMITY(R) and PRINCE GARDNER(R). We believe that our products are well positioned to capitalize on current retail trends and we are enthusiastic about several new growth initiatives for the coming year."

Investors and interested parties will have the opportunity to listen to management's discussion of Tandy Brands' fourth quarter and year-end results in a conference call to be held today, Wednesday, August 13, at 10:00 a.m. EST. The dial-in number for the conference call is 800-475-2151. A replay of the call will also be available through Wednesday, August 20, and can be accessed by dialing 877-519-4471, passcode 4103526. A live webcast of the conference call will be broadcast on www.viavid.net.

Tandy Brands Accessories, Inc. designs, manufactures and markets fashion accessories for men, women and children. Key product categories include belts, wallets, handbags, suspenders, socks, scarves, and hunting, cold weather and hair accessories. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the ROLFS e-commerce web site at www.rolfs.net.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


                               (TABLES TO FOLLOW)


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                         TANDY BRANDS ACCESSORIES, INC.
                   Condensed Consolidated Statements of Income
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                          Three Months Ended           Twelve Months Ended
                                                               June 30,                     June 30,
                                                         2003           2002           2003           2002
                                                       ---------      ---------      ---------      ---------
Net sales                                              $  51,226      $  44,427      $ 224,487      $ 205,769
Cost of goods sold                                        33,664         28,888        146,399        133,706
                                                       ---------      ---------      ---------      ---------
     Gross margin                                         17,562         15,539         78,088         72,063
                                                       ---------      ---------      ---------      ---------

Selling, general and administrative expenses              14,830         13,043         58,450         53,297
Depreciation and amortization                              1,038          1,364          4,267          5,381
                                                       ---------      ---------      ---------      ---------
     Total operating expenses                             15,868         14,407         62,717         58,678
                                                       ---------      ---------      ---------      ---------
Operating income                                           1,694          1,132         15,371         13,385

Interest expense                                            (646)          (634)        (2,833)        (3,152)
Royalty, interest and other income                            41             30            101             70
                                                       ---------      ---------      ---------      ---------

Income before provision for income taxes and
      cumulative effect of  accounting change              1,089            528         12,639         10,303
Provision for income taxes                                   426            206          4,922          4,010
                                                       ---------      ---------      ---------      ---------

Net income before cumulative effect of
      accounting change                                      663            322          7,717          6,293

Cumulative effect of accounting change for
     SFAS No. 142, net of income taxes                        --             --           (581)            --
                                                       ---------      ---------      ---------      ---------
Net income                                             $     663      $     322      $   7,136      $   6,293
                                                       =========      =========      =========      =========

Earnings per common share:
     Before accounting change                          $    0.11      $    0.06      $    1.30      $    1.09
     Cumulative effect of accounting change                 0.00           0.00          (0.10)          0.00
                                                       ---------      ---------      ---------      ---------
                                                       $    0.11      $    0.06      $    1.20      $    1.09
                                                       =========      =========      =========      =========
Earnings per common share-assuming dilution:
     Before accounting change                          $    0.11      $    0.05      $    1.28      $    1.08
     Cumulative effect of accounting change                 0.00           0.00          (0.10)          0.00
                                                       ---------      ---------      ---------      ---------
                                                       $    0.11      $    0.05      $    1.18      $    1.08
                                                       =========      =========      =========      =========

Common shares outstanding                                  6,017          5,836          5,952          5,779
                                                       =========      =========      =========      =========

Common shares outstanding shares-assuming dilution         6,125          5,957          6,046          5,833
                                                       =========      =========      =========      =========

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                         TANDY BRANDS ACCESSORIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (In thousands)

                                                        June 30,       June 30,
                                                         2003           2002
                                                       ---------      ---------
ASSETS
Current assets:
     Cash and cash equivalents                         $   3,814      $   6,506
     Accounts receivable, net                             41,672         33,699
     Inventories                                          62,156         52,818
     Other current assets                                  5,361          4,806
                                                       ---------      ---------
          Total current assets                           113,003         97,829
                                                       ---------      ---------

Property, plant and equipment, at cost:
     Property and equipment, at cost                      31,885         29,441
     Accumulated depreciation                            (17,261)       (14,373)
                                                       ---------      ---------
          Net property, plant and equipment               14,624         15,068
                                                       ---------      ---------

Goodwill, net of accumulated amortization                 11,641         12,467
Other noncurrent assets                                    7,262          8,073
                                                       ---------      ---------

          TOTAL ASSETS                                 $ 146,530      $ 133,437
                                                       =========      =========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                  $  14,522      $  12,755
     Accrued expenses                                      8,331          6,857
                                                       ---------      ---------
          Total current liabilities                       22,853         19,612
                                                       ---------      ---------

     Notes payable                                        30,000         30,000
     Other noncurrent liabilities                          3,623          3,161
                                                       ---------      ---------

          Total liabilities                               56,476         52,773
                                                       ---------      ---------

Stockholders' equity:
     Common stock                                          6,019          5,899
     Additional paid-in capital                           23,802         22,690
     Cumulative other comprehensive income                (1,196)        (1,706)
     Retained earnings                                    61,429         54,293
     Treasury stock, at cost                                  --           (512)
                                                       ---------      ---------

          Total stockholders' equity                      90,054         80,664
                                                       ---------      ---------

          TOTAL LIABILITIES & STOCKHOLDERS' EQUITY     $ 146,530      $ 133,437
                                                       =========      =========